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Exhibit 99.(A)(1)(G)

Adobe ®
Stock Option Exchange
Program

Sean Armijo
 Sr. Equity Compensation Lead

May 2003

Agenda

  •
  Summary of Stock Option Exchange Program

  •
  Terms of New Stock Option Grants

  •
  Dates to Remember

  •
  Considerations

  •
  Participation

  •
  Disclosure

  •
  Q&A

Summary of Stock Option
Exchange Program

•
Plan Definition

•
An offer to grant replacement stock options

•
Must be granted at least six months and one day after cancel date

•
Priced at fair market value (FMV) on new grant date

•
Eligibility

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Options priced between $40.01-49.99 are eligible for 1.5 to 1 exchange ratio

•
Options priced $50.00 and above are eligible for 2 to 1 exchange ratio

•
Must be an employee through grant date

•
ETeam and Board of Directors are not eligible

Terms of New Stock Option Grants

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Vesting

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New stock option grants will begin vesting at time of grant

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3-year vest period

•
25% after year one

•
2.08% monthly during year two

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4.17% monthly during year three

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New stock option grants will have a six-year term

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Other terms and conditions are similar to current stock option grants

Dates to Remember

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Friday, May 16, 2003—Offer Date

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Begin submitting Stock Option Exchange Election Form

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Monday, June 16, 2003—Expiration Date

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Last day to submit Stock Option Exchange Election Form, if participating

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Form must be properly submitted by 11:59 p.m. Pacific Time (no exceptions)

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New Grant Date

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Grant date to be determined by Board of Directors

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At least six months and one day from expiration date (at the earliest December 17, 2003)

Considerations

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Taxation

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Employees should consult their tax and financial advisors

•
U.S. employees

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Exchange is a non-taxable event

•
Non-U.S. employees

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Refer to the Offer to Exchange (Tender Offer) for country-specific tax information

•
Option Price

•
New option price could be higher than exchanged option price

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New Grant Date

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New grant date is subject to Board of Director approval and will be at least 6 months and 1 day from cancellation of the exchanged options

•
Must be employed through grant date to receive new options; exchanged options will not be reinstated

Participation

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Stock Option Exchange Election Form

•
Located on Inside Adobe/Everyday Tools/Forms Directory

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Preferred method is to submit electronically

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Fax forms (408) 537-4100

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Fax if unable to access Adobe Forms

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Contact Equity Compensation to obtain form

•
Accessible Information

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Tender Offer, Summary of Terms and related documents

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Inside Adobe under Et cetera/2003 Stock Option Exchange Information

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View current stock option information

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www.optionslink.com

•
Stock Option Exchange Election Form (eligible options only)

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Questions can be addressed to

•
optionx@adobe.com

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Equity Compensation - (408) 536 -3122

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Documents can also be found on the SEC website at www.sec.gov

Disclosure

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Due to SEC regulations, Adobe cannot provide additional information other than what has been provided in the Tender Offer

•
Adobe will not be able to assist employees in their decision making as to whether or not to participate in the program

Q & A

QuickLinks

  Exhibit 99.(A)(1)(G)
Agenda
Summary of Stock Option Exchange Program
Terms of New Stock Option Grants
Dates to Remember
Considerations
Participation
Disclosure
Q & A